Exhibit 99.1
                             AUDIT COMMITTEE CHARTER
                       OF VELOCITY ASSET MANAGEMENT, INC.

      The Board of Directors (the "Board") of Velocity Asset Management, Inc. (the "Company") hereby establishes the Audit Committee of the Board with the following purpose, authority, power, duties and responsibilities.

   I.    PURPOSE

A. The purpose of the Audit Committee is to represent and assist the Board in fulfilling its general oversight responsibilities. The primary duties and responsibilities of the Audit Committee are to:

   1. monitor the integrity of the Company's consolidated financial statements, financial reporting process and systems of internal controls regarding finance and accounting, the Company's risk management and the Company's compliance with legal and regulatory requirements;

   2. appoint, compensate and monitor the independence and performance of the Company's independent auditors, as well as monitor the independence and performance of the Company's internal audit department; and

   3. provide an avenue of communication among the independent auditors, management, the internal audit department and the Board.

B. It is the responsibility of the Company's management to prepare consolidated financial statements that are complete and accurate and in accordance with generally accepted accounting principles in the United States ("GAAP"), and it is the responsibility of the Company's independent auditors to audit those financial statements. The Audit Committee's responsibility in this regard is one of oversight and review. The Audit Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or GAAP.

C. The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this charter, receives information and provides advise, counsel and general direction, as it deems appropriate, to management and the auditors, taking into account the information it receives, discussions with the auditor, and the experience of the Audit Committee's members in business, financial and accounting matters.

   II.   COMPOSITION AND OPERATIONS

A. Composition

   1. The Audit Committee must have at least three directors determined by the Board to meet the director and Audit Committee member independence requirements and financial literacy requirements of the American Stock Exchange, Inc ("AMEX"). Members of the Audit Committee shall be appointed annually by the Board and are subject to removal at any time by the Board.

   2. The Board shall designate one committee member as Chair of the Audit Committee. Each Audit Committee member shall meet the independence and experience requirements of the regulations of the Securities and Exchange Commission (the "Commission") thereunder.

   3. All members of the Audit Committee shall have a basic understanding of finance and accounting and the regulatory requirements of the Company's industry and be able to read and understand fundamental financial statements.

   4. At least one member of the Audit Committee shall have accounting or related financial management expertise and qualify as an "audit committee financial expert" as defined by the Commission.

   5. Annually, the Board shall determine if Audit Committee members are independent and have the requisite experience.

   6. No Audit Committee member may have participated in the preparation of the financial statements of the Company or any of the Company's subsidiaries at any time during the past three years.

B. Operations

   1. The Audit Committee shall meet at least four times annually - in March, April, July and October - or more frequently as circumstances dictate at such times and places as the Audit Committee shall determine including by written consent. If the Audit Committee Chair is not present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership. Meetings shall be of sufficient duration and scheduled at such times as the Audit Committee deems appropriate to discharge properly its responsibilities. The Audit Committee may ask members of management or others to attend meetings or portions thereof and provide pertinent information as necessary. The Audit Committee shall maintain minutes of its meetings.

   2. At each meeting of its members, the Audit Committee shall meet privately in executive session with the CEO and CFO to discuss any matters that the Audit Committee or the internal audit department believes should be discussed. The Audit Committee shall meet in executive session with the independent auditors at least annually to review the performance and effectiveness of the internal audit department and to discuss any matters that the Audit Committee or the independent auditors believes should be discussed.

   3. The Audit Committee may form and delegate to one or more subcommittees all or any portion of the Audit Committee's authority, duties and responsibilities, and may establish such rules as it determines necessary or appropriate to conduct its business, in each case to the extent permitted by applicable law.

   4. The Audit Committee shall have direct access to, and complete and open communication with, the Company's management, outside controller and independent auditors and may obtain advice and assistance from internal legal, accounting or other advisors. The Audit Committee may retain independent legal, accounting or other advisors. The Audit Committee shall have authority to perform or supervise investigations, and the Company shall provide for appropriate funding, as determined by the Audit Committee, for the payment of expenses related to any such investigation.

   5. The Company shall provide for appropriate funding, as determined by the Audit Committee, for the payment of (i) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services or other permitted services for the Company; (ii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties and responsibilities; and (iii) compensation to an independent legal, accounting or other advisor retained by the Audit Committee.

   6. All decisions of the Audit Committee shall require the affirmative vote of a majority of the directors then serving on the Audit Committee.

   7. When appropriate, the Audit Committee may designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.

   8. Compensation for service on the Audit Committee shall be established by the full Board.

   III.  AUTHORITY, RESPONSIBILITIES AND DUTIES

   A. Oversight of the Financial Statements, Audit and Disclosure

         1. Review the Company's audited annual financial statements and unaudited quarterly financial statements prior to their filing or distribution. Review should include discussion with management and the independent auditors significant issues regarding accounting principles, practices and judgments and the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's annual and quarterly reports filed with the Commission.

         2. Review and discuss with management and the independent auditors, as appropriate, the Company's earnings press releases and financial information and earnings guidance provided by the Company to analysts and to rating agencies.

         3. Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles and whether the accounting principles adopted by the Company are common practices or minority practices. Also discuss the use of "pro forma" or "adjusted" non-GAAP financial information in annual and quarterly reports filed by the Company under federal securities laws or furnished in the Company's earnings releases.

         4. Review and discuss with the Company's officers and the independent auditor various topics and events that may have significant financial impact on the Company or that are the subject of discussions between the Company's officers and the independent auditors.

         5. Review and discuss on a quarterly and annual basis with the independent auditors (i) all critical accounting policies and practices used in preparing the Company's consolidated financial statements; (ii) all alternative treatments of financial information under GAAP that have been discussed with management, ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and management of the Company, such as any management letter or schedule of unadjusted differences.

         6. In consultation with management, the independent auditors and the internal audit department, consider the integrity of the Company's financial reporting processes and disclosure controls, including any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls. In connection therewith, review disclosures made to the Audit Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Company's annual and quarterly reports filed with the Commission regarding any significant deficiencies in the design or operation of internal controls or material weakness therein and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         7. Review significant findings prepared by the independent auditors and the internal audit department together with management's responses thereto.

         8. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures

         9. Discuss with the independent auditors the information required to be communicated by the independent auditors in accordance with Statement of Financial Accounting Standards No. 61 - Communication with Audit Committees, including any difficulties encountered in the course of audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

        10. Obtain annually from the independent auditors assurances that
            Section 10A(b) of the Exchange Act has not been violated.

        11. After review, recommend to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company's Annual Report on Form 10-KSB.

        12. Be responsible for resolution of disagreements between management and the independent auditors regarding financial reporting.

   B. Oversight of the Company's Relationship with Its Independent Auditors

         1. Be directly responsible for the appointment, compensation, oversight and, if appropriate, replacement of the Company's independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review and attestation services. The independent auditors shall report directly to the Audit Committee.

         2. Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members of the Audit Committee the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

         3. Evaluate the independence of the independent auditors by, at least annually, ensuring that the independent auditors submit to the Audit Committee for its review and evaluation a formal written statement from the independent auditors delineating all relationships between the firm and the Company, consistent with Independence Standards Board Standard 1. Review and discuss with the independent auditors all significant relationships, services or other information that may adversely impact the objectivity and independence of the independent auditors and based upon such review and discussion, assess the independence of the auditor.

         4. Obtain, review and evaluate, at least annually, a formal report from the independent auditors describing the firm's internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years regarding any independent audit carried out by the firm, and any steps taken by the firm to deal with any such issues.

         5. Review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors and ensure the rotation of audit partners required by applicable laws and regulations.

         6. Establish the Company's policies for the Company's hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Company.

         7. Review and discuss the independent auditor's; (i) annual audit plan and procedures, including without limitation the scope, fees, timing, staffing, locations, degree of reliance upon management and internal audit and the general audit approach. (ii) The results of the annual audit examination and accompanying management letters; and (iii) the results of the independent auditor's procedures with respect to interim periods.

   C. Oversight of the Company's Relationship with Its Internal Audit Department and Legal Compliance

         1. Review at least annually the budget, plan activities, organizational structure and qualifications of the internal audit department, which shall be responsible to senior management but have a direct reporting responsibility to the Board through the Audit Committee.

         2. Review the appointment, performance and replacement of the outside controller.

         3. Review the significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         4. Discuss, as appropriate, the adequacy of the Company's internal controls with the outside controller, the independent auditors and management, including without limitation reports from the Chief Executive Officer or the Chief Financial Officer regarding significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting or any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         5. Review and discuss, as appropriate, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies. Review the Chief Executive Officer and Chief Financial Officer certification process.

         6. Review and discuss with management, the internal audit department and the independent auditors management's annual report on the Company's internal control over financial reporting and the independent auditors' attestation report regarding management's report. Receive reports from management regarding management's quarterly evaluations of changes in internal controls over financial reporting and discuss with management, the internal audit department and the independent auditors as appropriate.

         7. Review the annual plan and scope of work of the internal audit department.

         8. Reviews the use of auditors other than the independent auditor.

   D. Oversight of Legal and Regulatory Requirements

         1. Review at least annually with the Company's General Counsel, or appropriate delegates, any legal matters that could have a significant impact on the Company's financial statements or the Company's compliance with applicable laws and regulations, as well as any communications with regulatory authorities which raise material issues regarding the same.

         2. Establish procedures in accordance with applicable laws and regulations and the listing standards of the AMEX for the receipt, retention and treatment of complaints and concerns regarding the Company's accounting, internal accounting controls or auditing matters, including the confidential anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters.

         3. Obtain, review and evaluate reports from management with respect to the Company's policies and procedures regarding compliance with applicable legal and regulatory requirements and the Company's Code of Conduct and Ethics.

         4. Review regulatory reports and examinations together with management's responses and follow-up to these reports and examinations.

         5. Reviews, passes on the fairness of, and approves related-party transactions.

         6. Annually prepare a report of the Audit Committee for inclusion in the Company's annual proxy statement in accordance with the requirements of the Commission.

   E. Evaluation and Review of Charter

         1. Review and assess annually the performance of the Audit Committee and report the results to the Board.

         2. Review and assess annually the adequacy of this Charter and, if appropriate, recommend changes to the Charter to the Board. This Charter shall be published at least once every three years as an exhibit to the Company's annual proxy statement in accordance with the requirements of the Commission.

   F. Other Responsibilities

         1. Report to the Board on a quarterly basis on the significant results of the Audit Committee's activities.

         2. Perform any other activities consistent with this Charter, the Company's bylaws and applicable laws and regulations as the Audit Committee or the Board deems necessary or appropriate.